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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of report (Date of earliest event reported): February 3, 2000



                       AMERICAN INDUSTRIAL PROPERTIES REIT
             (Exact Name of Registrant as Specified in its Charter)


            Texas                         1-9016                 75-6335572
  (State or Other Jurisdiction of     (Commission File        (I.R.S. Employer
  Incorporation or Organization)          Number)            Identification No.)


6210 North Beltline Road, Suite 170, Irving, Texas               75063-2656
   (Address of Principal Executive Offices)                      (ZIP Code)


        Registrant's telephone number, including area code: (972)756-6000


                                 Not applicable
          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5.  OTHER EVENTS

On August 20, 1997, American Industrial Properties REIT (the "Trust") was named as a defendant in a lawsuit related to the January 1998 roll-up merger between the Trust and four real estate limited partnerships. The lawsuit purported to be both a class action and a derivative lawsuit against the defendants. The plaintiffs asserted various claims, including breach of fiduciary duty and various securities law violations, against the parties to the merger and certain individuals and were seeking monetary damages.

On February 3, 2000, the Court issued a summary judgment in favor of the Trust dismissing this securities class action lawsuit. The Judge, in making his ruling held that the plaintiffs failed to offer admissible evidence to show they had been damaged. The plaintiffs have not said whether they will appeal the Court's ruling.




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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             AMERICAN INDUSTRIAL PROPERTIES REIT




                                             By: /s/ Marc A. Simpson
                                                --------------------------------
                                                 Marc A. Simpson
                                                 Senior Vice President and
                                                 Chief Financial Officer

Dated:  February 17, 2000